UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 10, 2005

HARTMAN COMMERCIAL PROPERTIES REIT
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50256	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1450 West Sam Houston Parkway North, Suite 100, Houston, Texas 77043-3124
(Address of principal executive offices) (Zip Code)

(713) 467-2222
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 10, 2005, Hartman Commercial Properties REIT (the “Company”) operating through its subsidiary, Hartman REIT Operating Partnership, L.P. (“the Operating Partnership”), drew $7,600,000 under its line of credit with a consortium of banks led by KeyBank National Association (“KeyBank”). The terms of the line of credit were previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2005. The purpose of the funding was the purchase of a 125,874 square foot office building located at 9101 LBJ Freeway in Dallas, Texas. Purchase price of the building was $7,980,000.

Item 7.01	Regulation FD Disclosure.

On August 11, 2005, Hartman Management, L.P., the Company’s affiliated management company, issued a press release reporting the building acquisition. A copy of this news release is attached as Exhibit 99.1. Pursuant to General Instruction B.2, Item 7.01 and Item 9.01(c) of Form 8-K, the information set forth in this Item 7.01 and in the news release attached as Exhibit 99.1 hereto are “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(a)	Exhibits.

99.1	News Release, dated August 11, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hartman Commercial Properties REIT

Dated: August 11, 2005	By:	/s/ Terry L. Henderson
Name: Terry L. Henderson Title: Chief Financial Officer